Exhibit 99.1

Execution Version

SIXTH AMENDED AND RESTATED SUPPLEMENTAL CONFIRMATION NO. 2

Date:	November 22, 2024

To:	QH Hungary Holdings Limited

BAH Center | 2 Furj street, Building B, Ground fl.

1124 Budapest, Hungary

Attn: Balazs Horvath Dr

T: +36 1 646 4638

Email: balazs.horvath@bekespartners.com, rozsa.juci@gmail.com

From:	Citibank, N.A.
Fax No.:	212-615-8985

Reference Number:	To be advised.

The purpose of this Sixth Amended and Restated Supplemental Confirmation, dated November 22, 2024, between Citibank, N.A. (“Dealer”) and QH Hungary Holdings Limited (“Counterparty”) (this “Sixth Amended and Restated Supplemental Confirmation”) is to amend and restate the terms and conditions of the Transaction (i) originally entered into between Dealer and Counterparty on May 26, 2020, evidenced by the Supplemental Confirmation, dated May 26, 2020, (ii) subsequently amended and restated in its entirety by the Amended and Restated Supplemental Confirmation, dated March 9, 2021, entered into between Dealer and Counterparty, (iii) further amended and restated in its entirety by the Second Amended and Restated Supplemental Confirmation, dated November 24, 2021, entered into between Dealer and Counterparty, (iv) further amended and restated in its entirety by the Third Amended and Restated Supplemental Confirmation, dated August 10, 2022, entered into between Dealer and Counterparty, (v) further amended and restated in its entirety by the Fourth Amended and Restated Supplemental Confirmation, dated March 6, 2023, entered into between Dealer and Counterparty and (vi) further amended and restated in its entirety by the Fifth Amended and Restated Supplemental Confirmation, dated May 22, 2024, entered into between Dealer and Counterparty, subject to the Master Confirmation specified below. Each party repeats to the other party the representations and warranties set forth in the Master Confirmation and in the Agreement (as defined in the Master Confirmation) (as if the Sixth Amendment and Restatement Date were the Trade Date, the date the parties entered into a Transaction and the date of the Master Confirmation). This Sixth Amended and Restated Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the Sixth Amendment and Restatement Date for the Transaction referenced below.

1.            This Sixth Amended and Restated Supplemental Confirmation supplements, forms part of, and is subject to the Master Terms and Conditions for Prepaid Variable Share Forward Transactions dated as of May 19, 2020 between Dealer and Counterparty (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Sixth Amended and Restated Supplemental Confirmation, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.

2.            The terms of the Transaction to which this Sixth Amended and Restated Supplemental Confirmation relates are as follows:

Trade Date:	May 26, 2020
Sixth Amendment and Restatement Date:	November 22, 2024
Prepayment Amount:	USD 23,825,731.45
Prepayment Date:	The first Currency Business Day on which all of the conditions specified in Section 4 of the Master Confirmation are satisfied or waived by Dealer and Counterparty satisfied its obligations under Section 6(d) of the Master Confirmation; provided that, if such conditions are first all satisfied or waived after 3:00 p.m., New York time, on a Currency Business Day, the Prepayment Date shall be the next following Currency Business Day.
Sixth Amendment Payment Amount:	USD 624,592.91. Counterparty agrees to pay Dealer the Sixth Amendment Payment Amount on the Sixth Amendment Payment Date.
Sixth Amendment Payment Date:	The first Currency Business Day following the Sixth Amendment and Restatement Date.
Tranche 1 Initial Share Price:	USD 199.7500
Sixth Amendment Reference Price:	USD 159.0000
Tranche 1 Forward Floor Price:	USD 199.7500
Tranche 2 Forward Floor Price:	USD 186.3683
Tranche 3 Forward Floor Price:	USD 159.0000
Tranche 1 Forward Cap Price:	USD 219.7250
Tranche 2 Forward Cap Price:	USD 292.5982
Tranche 3 Forward Cap Price:	USD 174.9000
Tranche 1 Final Disruption Date:	February 21, 2025
Tranche 2 Final Disruption Date:	August 18, 2026
Tranche 3 Final Disruption Date:	March 31, 2027
Tranche 1 Contractual Dividend:	USD 0.435 per quarter
Tranche 2 Contractual Dividend:	USD 0.455 per quarter
Tranche 3 Contractual Dividend:	USD 0.485 per quarter

For each Tranche and Component of the Transaction, the Number of Shares and the Scheduled Valuation Date are as set forth below.

TRANCHE 1

Component Number	Number of Shares	Scheduled Valuation Date
1	1070	11/25/2024
2	1070	11/26/2024
3	1070	11/27/2024
4	1070	12/2/2024
5	1070	12/3/2024
6	1070	12/4/2024
7	1070	12/5/2024
8	1070	12/6/2024
9	1070	12/9/2024
10	1070	12/10/2024
11	1070	12/11/2024
12	1070	12/12/2024
13	1070	12/13/2024
14	1070	12/16/2024
15	1070	12/17/2024
16	1070	12/18/2024
17	1070	12/19/2024
18	1070	12/20/2024
19	1070	12/23/2024
20	1070	12/26/2024
21	1070	12/27/2024
22	1070	12/30/2024
23	1070	12/31/2024
24	1070	1/2/2025
25	1070	1/3/2025
26	1070	1/6/2025
27	1070	1/7/2025
28	1070	1/8/2025
29	1070	1/9/2025
30	1070	1/10/2025
31	1070	1/13/2025
32	1070	1/14/2025
33	1070	1/15/2025
34	1070	1/16/2025
35	1070	1/17/2025
36	1070	1/21/2025
37	1070	1/22/2025
38	1070	1/23/2025
39	1070	1/24/2025
40	1070	1/27/2025
41	1070	1/28/2025
42	1070	1/29/2025
43	1070	1/30/2025
44	1070	1/31/2025
45	1070	2/3/2025
46	1070	2/4/2025
47	1070	2/5/2025
48	1070	2/6/2025
49	1070	2/7/2025
50	1070	2/10/2025

TRANCHE 2

Component Number	Number of Shares	Scheduled Valuation Date
1	350	5/27/2026
2	350	5/28/2026
3	350	5/29/2026
4	350	6/1/2026
5	350	6/2/2026
6	350	6/3/2026
7	350	6/4/2026
8	350	6/5/2026
9	350	6/8/2026
10	350	6/9/2026
11	350	6/10/2026
12	350	6/11/2026
13	350	6/12/2026
14	350	6/15/2026
15	350	6/16/2026
16	350	6/17/2026
17	350	6/18/2026
18	350	6/22/2026
19	350	6/23/2026
20	350	6/24/2026
21	350	6/25/2026
22	350	6/26/2026
23	350	6/29/2026
24	350	6/30/2026
25	350	7/1/2026
26	350	7/2/2026
27	350	7/6/2026
28	350	7/7/2026
29	350	7/8/2026
30	350	7/9/2026
31	350	7/10/2026
32	350	7/13/2026
33	350	7/14/2026
34	350	7/15/2026
35	350	7/16/2026
36	350	7/17/2026
37	350	7/20/2026
38	350	7/21/2026
39	350	7/22/2026
40	350	7/23/2026
41	350	7/24/2026
42	350	7/27/2026
43	350	7/28/2026
44	350	7/29/2026
45	350	7/30/2026
46	350	7/31/2026
47	350	8/3/2026
48	350	8/4/2026
49	351	8/5/2026
50	351	8/6/2026

TRANCHE 3

Component Number	Number of Shares	Scheduled Valuation Date
1	453	11/30/2026
2	453	12/1/2026
3	453	12/2/2026
4	453	12/3/2026
5	453	12/4/2026
6	453	12/7/2026
7	453	12/8/2026
8	453	12/9/2026
9	453	12/10/2026
10	453	12/11/2026
11	453	12/14/2026
12	453	12/15/2026
13	453	12/16/2026
14	453	12/17/2026
15	453	12/18/2026
16	453	12/21/2026
17	453	12/22/2026
18	453	12/23/2026
19	453	12/28/2026
20	453	12/29/2026
21	453	12/30/2026
22	453	12/31/2026
23	453	1/4/2027
24	453	1/5/2027
25	453	1/6/2027
26	453	1/7/2027
27	453	1/8/2027
28	453	1/11/2027
29	453	1/12/2027
30	453	1/13/2027
31	453	1/14/2027
32	453	1/15/2027
33	453	1/19/2027
34	453	1/20/2027
35	453	1/21/2027
36	453	1/22/2027
37	453	1/25/2027
38	453	1/26/2027
39	453	1/27/2027
40	453	1/28/2027
41	453	1/29/2027
42	453	2/1/2027
43	453	2/2/2027
44	453	2/3/2027
45	453	2/4/2027
46	453	2/5/2027
47	453	2/8/2027
48	453	2/9/2027
49	453	2/10/2027
50	453	2/11/2027
51	454	2/12/2027
52	454	2/16/2027
53	454	2/17/2027
54	454	2/18/2027
55	454	2/19/2027
56	454	2/22/2027
57	454	2/23/2027
58	454	2/24/2027
59	454	2/25/2027
60	454	2/26/2027
61	454	3/1/2027
62	454	3/2/2027
63	454	3/3/2027
64	454	3/4/2027
65	454	3/5/2027
66	454	3/8/2027
67	454	3/9/2027
68	454	3/10/2027
69	454	3/11/2027
70	454	3/12/2027
71	454	3/15/2027
72	454	3/16/2027
73	454	3/17/2027
74	454	3/18/2027
75	454	3/19/2027

Dealer represents, warrants and covenants to Counterparty that any and all sales of Shares in connection with establishing Dealer’s initial Hedge Positions with respect to the Original Transaction have been made in compliance with and in accordance with the manner-of-sale conditions described in Rule 144(f) and (g) under the Securities Act (as interpreted by the Interpretive Letters).

3.       Section 9(c)(vii) of the Master Confirmation is hereby amended by replacing the words “Section 11” with the words “Section 13(c)”.

4.       The Transaction shall be divided into three individual Tranches, and each Tranche shall be divided into the number of Components set forth above, each with the terms set forth in the Master Confirmation and this Supplemental Confirmation; provided that for the purposes of “Settlement Terms” under the Master Confirmation, each reference to “Transaction” therein shall be deemed to mean “Tranche”.

Counterparty hereby agrees (a) to check this Sixth Amended and Restated Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Sixth Amended and Restated Supplemental Confirmation relates by manually signing this Sixth Amended and Restated Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to us.

Yours sincerely,

CITIBANK, N.A.

By:	/s/ Eric Natelson
Authorized Representative
Eric Natelson

Confirmed as of the date first above written:

QH HUNGARY HOLDINGS LIMITED

By:	/s/ Judit Rozsa
	Name:	Judit Rozsa
	Title:	Managing Director

[Signature Page to 6th A&R Supplemental Confirmation No. 2 (Citi)]